Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) dated as of July 15, 2009 is entered into among JWPR CORPORATION (“JWPR”), as Seller and Servicer, LIBERTY STREET FUNDING LLC (“Liberty”), as the sole Conduit, and THE BANK OF NOVA SCOTIA, as agent (in such capacity, the “Agent”) and as the sole Financial Institution (in such capacity, the “Financial Institution” and together with the Conduit, the “Purchasers”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Receivables Purchase Agreement” referred to below.

PRELIMINARY STATEMENTS

Reference is made to that certain Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008, among JWPR, Liberty, the Agent, the Managing Agents and the Financial Institutions from time to time party thereto (as amended, restated, supplemented or modified from time to time, the “Receivables Purchase Agreement”). The parties hereto have agreed to, among other things, amend the Receivables Purchase Agreement and transfer the Specified Assets (as defined below) to the Seller.

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the parties hereto agree that the Receivables Purchase Agreement is hereby amended as follows:

(a) Sections 1.5(b) and (c) of the Receivables Purchase Agreement are hereby amended to delete each reference to “Settlement Date” set forth therein and replace each such reference with “Accrual Period End Date”.

(b) The third sentence of Section 2.2 of the Receivables Purchase Agreement is hereby amended to delete the phrase “On each Settlement Date” appearing therein and to replace such phrase with the phrase “On each Settlement Date (or, in the case of any amounts owing to any Program F/X Counterparty, on each Accrual Period End Date)”.

(c) The third sentence of Section 2.2 of the Receivables Purchase Agreement is hereby further amended to delete the phrase “during the preceding Settlement Period” appearing therein and to replace such phrase with the phrase “in accordance with the terms hereof”.

(d) The third sentence of Section 2.2 of the Receivables Purchase Agreement is hereby further amended to delete each reference to “Settlement Date” appearing in clauses first and fourth thereof and to replace each such reference with “Accrual Period End Date”.

(e) The fourth sentence of Section 2.2 of the Receivables Purchase Agreement is hereby amended by inserting “or Accrual Period End Date, as applicable” immediately after the reference to “Settlement Date” set forth therein.

(f) The fifth sentence of Section 2.2 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“If such Capital, CP Costs, Yield and other Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent no later than 12:00 noon (New York City time) to the extent required to fund any Aggregate Reduction designated by the Seller on such Settlement Date or Accrual Period End Date, as applicable, and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date or Accrual Period End Date, as applicable, shall be set aside for the payment of all accrued but unpaid Obligations and, after setting aside such amounts, any balance remaining thereafter may be used by Seller to purchase additional Receivables or make payments in respect of Subordinated Loans (as defined in any applicable Receivables Sale Agreement) in accordance with the terms of the applicable Receivables Sale Agreement.”

(g) Section 2.4 of the Receivables Purchase Agreement is hereby amended to delete the reference to “Settlement Date” appearing in clause “first” of such section and replace such reference with “Accrual Period End Date”.

(h) Section 3.2 of the Receivables Purchase Agreement is hereby amended to delete the defined term “Settlement Date” appearing therein and to replace such defined term with the defined term “Scheduled Settlement Date”.

(i) Section 9.1(f)(i) of the Receivables Purchase Agreement is hereby amended to delete the percentage “6.0%” appearing therein and to replace such percentage with the percentage “8.0%”.

(j) Section 9.1(f)(iii) of the Receivables Purchase Agreement is hereby amended to delete the percentage “7.5%” appearing therein and to replace such percentage with the percentage “6.0%”.

(k) Article XIV to the Receivables Purchase Agreement is hereby amending by adding the following Sections 14.18 and Section 14.19 to the end of such article:

“Section 14.18 JD-UK Receivables. Notwithstanding anything herein to the contrary, from and after July 15, 2009, none of the calculations required to be made hereunder or under any other Transaction Document shall be calculated giving effect to any UK Receivables (including, without limitation, the calculations of the Aggregate Reserves or any of the portfolio triggers set forth in Section 9.1(f), in any case, regardless of whether any such calculation are made as of a date before or after July 15, 2009).

Section 14.19 JPM ISDA Master Agreement. On or before August 15, 2009, the Seller shall deliver to the Agent evidence reasonably satisfactory to the Agent that the ISDA Master Agreement between JPMorgan Chase Bank, N.A. and the Seller has been terminated.”

(l) The definition of “Accrual Period” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Accrual Period” means (A) the period commencing on (and including) July 1, 2009 to (and including) July 15, 2009 and (B) from and after the end of the Accrual Period referenced in clause (A), each period commencing on (and including)

the first Thursday following a Reporting Date to (and including) the first Wednesday following the Reporting Date immediately after such Reporting Date (such date, the “Accrual Period End Date”); provided that if an Amortization Event occurs and is continuing, “Accrual Period” means any other period designated by the Agent as an “Accrual Period”.

(m) The definition of “Concentration Limit” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended to (i) delete “Wal-Mart Stores, Inc.” from the table appearing therein, (ii) add the phrase “each of” immediately prior to the phrase “Bunzl Retail Supplies, Ltd.” appearing therein and (iii) add the phrase “and Wal-Mart Stores, Inc.” immediately after the parenthetical appearing in the final sentence thereof.

(n) The definition of “Dilution Reserve” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended to delete the percentage “5.0%” appearing therein and to replace such percentage with the percentage “8.0%”.

(o) The definition of “Eligible Receivable” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended to (a) delete clauses (xix) through (xxxii) thereof, (b) delete the word “and” appearing at the end of clause (xvii) thereof, (c) delete the period appearing at the end of clause (xviii) thereof and to replace such period with “; and” and (d) add the following as a new clause (xix) thereof:

(xix) that is not a UK Receivable.

(p) The definition of “Liquidity Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended to delete the date “December 9, 2009” appearing therein and to replace such date with the date “July 14, 2010”.

(q) The definition of “Settlement Date” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Settlement Date” means (A) the seventh day following the last day of any Accrual Period (or, if such day is not a Business Day, the first Business Day following such day) (the “Scheduled Settlement Date”) and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions; provided that if an Amortization Event occurs and is continuing, “Settlement Date” and “Scheduled Settlement Date” means any other Business Day designated by the Agent as a “Settlement Date” or a “Scheduled Settlement Date”.

(r) Exhibit I to the Receivables Purchase Agreement is hereby amended to delete the definition of “Settlement Period” appearing therein.

(s) The Commitments of the Financial Institutions are hereby reduced and restated, and Schedule A to the Receivables Purchase Agreement is hereby amended and restated, as set forth on Annex I hereto. The Seller hereby agrees to compensate each Financial Institution for any and all losses, costs and expenses incurred by such Financial Institution in connection with the prepayment of any Purchaser Interests set forth in Section 5(a) hereof, in each case on the terms and in the manner set forth in the Receivables Purchase Agreement.

SECTION 2. Transfer and Release of JD-UK.

(a) The Seller has requested that the Agent, on behalf of the Managing Agent and the Purchasers, transfer to the Seller all of the Purchasers’ right, title and interest in the Receivables generated by JohnsonDiversey UK Limited, a limited liability company incorporated under the laws of England and Wales (“JD-UK”), all Collections with respect thereto, all Related Security with respect thereto and Account No. 11289969, sort code 18-50-08 maintained with Citibank N.A., London Branch (collectively, the “Specified Assets”).

(b) Accordingly, subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, and effective upon the date hereof:

(i)	without recourse and without making any representation or warranty in connection therewith of any type or kind, the Purchasers and the Agent, respectively, shall thereupon have sold and assigned, without any further action being required on the part of any person or entity to effect such sale and assignment, to the Seller, and the Seller hereby purchases and assumes from the Purchasers and the Agent, respectively, all of the right, title and interest of the Purchasers and the Agent, respectively, in the Specified Assets, free and clear of any and all liens in favor of the Purchasers or the Agent, or any other lien arising by or through the Purchasers or the Agent;

(ii)	all security interests granted to the Purchasers or the Agent, for the benefit of the Purchasers, under the RPA, to the extent they relate to Specified Assets, shall thereupon be released and terminated; and

(iii)	JD-UK shall cease to be an Originator.

(c) The Agent shall, concurrently with the effectiveness of the transfer and release described above, provide such UCC-3 termination statements or similar items as the Seller may reasonably request in order to release the interests and lien of the Agent and the Purchasers in the Specified Assets of JD-UK evidenced by UCC-1 financing statements filed against the Seller naming the Agent, for the benefit of the Purchasers, as a secured party.

SECTION 3. Purchase Limit Reduction. The parties hereto agree that the aggregate Purchase Limit is hereby reduced to $50,000,000.

SECTION 4. Representations and Warranties.

(a) JWPR represents and warrants that this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) By its acknowledgment below, JWPR represents and warrants that on the date hereof, before and after giving effect to this Amendment, (i) no Amortization Event or Potential Amortization Event has occurred and is continuing, (ii) the Purchaser Interests of the Purchasers do not exceed the Maximum Purchaser Percentage, (iii) the Net Receivables Balance is at least equal to 103% of the sum of (x) the Aggregate Capital, plus (y) the Aggregate Reserves and (iv) each of the representations and warranties of JWPR set forth in the Receivables Purchase Agreement is true and correct in all material respects.

SECTION 5. Conditions Precedent. This Amendment shall become effective on and as of the date hereof (the “Effective Date”) subject to the satisfaction of the conditions precedent that (a) the Seller shall have prepaid the Purchaser Interests such that after giving effect thereto and to the reductions in Commitments and the Purchase Limit pursuant hereto, the aggregate Capital outstanding does not exceed (i) in respect of all Purchasers, an amount equal to the Purchase Limit and (ii) in respect of any Purchase Group, such Purchase Group’s Group Purchase Limit, in each case as reduced hereby, (b) the Agent shall have received duly executed counterpart signature pages to this Amendment from each party hereto and each of the other items set forth on the closing list attached as Exhibit A hereto and (c) JWPR shall have paid all of the fees of the Agent and its affiliates (including, to the extent invoiced, reasonable attorneys’ fees and expenses of the Agent) in connection with this Amendment, the Fee Letters and the other Transaction Documents.

SECTION 6. Reference to and Effect on the Transaction Documents.

(a) Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended or otherwise modified hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended or otherwise modified hereby.

(b) Except as specifically amended or modified above, the terms and conditions of the Receivables Purchase Agreement, all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Purchaser under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 7. Reaffirmation of Performance Undertaking. JohnsonDiversey, Inc. (i) reaffirms all of its obligations under the Performance Undertakings, (ii) acknowledges that the Agent, as a party to the Receivables Purchase Agreement, enjoys the benefits of each Performance Undertaking, and (iii) acknowledges and agrees that each Performance Undertaking remains in full force and effect (including, without limitation, after giving effect to this Amendment).

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 11. Fees and Expenses. JWPR, as Seller, hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Agent or the Purchasers in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent or the Purchasers with respect thereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

JWPR CORPORATION

By:	/s/ Tony A Sebranek
	Name:	Tony A Sebranek
	Title:	Vice President

Amendment No. 1 to

Third Amended and Restated Receivables Purchase Agreement

LIBERTY STREET FUNDING LLC, as a Conduit

By:	/s/ Jill A Russo
	Name:	Jill A Russo
	Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Financial Institution and Managing Agent

By:	/s/ Darren Ward
	Name:	Darren Ward
	Title:	Director

Amendment No. 1 to

Third Amended and Restated Receivables Purchase Agreement

ACKNOWLEDGED AND AGREED:

JOHNSONDIVERSEY, INC.

By:	/s/ Lori P. Marin
	Name:	Lori P. Marin
	Title:	Vice President & Corporate Treasurer

Amendment No. 1 to

Third Amended and Restated Receivables Purchase Agreement

ANNEX I

SCHEDULE A

COMMITMENTS OF FINANCIAL INSTITUTIONS

Financial Institution	Purchase Group	Commitment
The Bank of Nova Scotia	BNS Purchase Group	$50,000,000

EXHIBIT A

CLOSING LIST

[Attached]